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Exhibit 99.2

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                          NETWORK GENERAL CORPORATION

                        SPECIAL MEETING OF STOCKHOLDERS

          The undesigned stockholder of Network General Corporation, a Delaware
P corporation (the "Company"), hereby acknowledges receipt of (1) the Notice of Special Meeting of Stockholders of the Company mailed on October 31, 1997, and (2) Proxy Statement relating to the Special Meeting of
R    Stockholders of the Company, and hereby appoints Michael M. Cully and Scott
     C. Neely, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to
O represent the undersigned at the Special Meeting of Stockholders of the Company to be held on December 1, 1997 at 8:00 a.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, and at any
X adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.
Y
                CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
                                                                      SIDE
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     PLEASE MARK
     VOTES AS IN
[X]  THIS EXAMPLE.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ITEM MENTIONED BELOW.

1.   To approve and adopt and Agreement and Plan of        FOR  AGAINST  ABSTAIN
     Reorganization, dated as of October 13, 1997, as      [_]    [_]      [_]
     amended by the First Amendment dated as of October 22, 1997 (the "Reorganization Agreement"), among the
     Company, McAfee Associates, Inc. and Mystery Acquisition Corp., a wholly-owned subsidiary of McAfee ("Merger Sub"), and all transactions contemplated by the Reorganization Agreement, and to approve the merger of Merger Sub with and into the Company pursuant to the Reorganization Agreement.

                           MARK HER FOR ADDRESS CHANGE AND NOTE AT LEFT [_] (This proxy should be marked, dated, signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature: __________ Date: __________ Signature: ____________ Date: _________